                                                                    EXHIBIT 10.1

                             CONSULTING AGREEMENT

    AGREEMENT effective as of March 1, 2000, by and between FOCUS
Enhancements, Inc., a Delaware corporation, having as its principal business address 600 Research Drive, Wilmington, Massachusetts 01887 (hereinafter referred to as the "Company") and William Coldrick, having a residence at 255 Seapine Road, North Chatham, MA 02650 (hereinafter referred to as "Consultant").

RECITALS:

     WHEREAS, Consultant has certain skills and abilities that may be useful to the Company.

     WHEREAS, Consultant is an independent contractor willing to provide services to the Company for the period contemplated by this Agreement.

TERMS AND CONDITIONS:

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, receipt and adequacy whereof is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Retention of Consultant. The Company hereby retains Consultant solely as
        -----------------------
an independent contractor and not as an employee, and Consultant hereby accepts such retention upon the terms and conditions hereinafter set forth.

     2. Term.  Subject to the provisions for termination as hereinafter
        ----
provided, the term of this Agreement shall begin as set forth above and shall terminate no later than one year from such date unless extended by Company and Consultant. All work performed under such an extension shall remain subject to these terms and conditions.

     3. Compensation. For all services rendered by Consultant under this
        ------------
Agreement, the Company shall pay Consultant one thousand ($1000) per day. Travel costs, if any, must be pre-approved by an officer of Company must be documented by receipts showing all expenses over $25.00. All air travel shall be made by coach or economy class and any hotels must be pre-approved by Company.

     4. Duties. The Consultant is being retained to provide consultants to
        ------
Company as set forth in various Work Orders. It is required that Consultant be available to perform its duties under this Agreement at such times as the Company requires from time to time.

     5. Extent of Services: Confidentiality. Consultant shall devote such time,
        -----------------------------------
attention and energies to its duties hereunder as are required. In connection with the performance of consulting services for Company, it is understood that the Company may disclose to Consultant, or Consultant may have access to Company's "Confidential Information" (as hereinafter defined). As used herein, the term "Confidential Information" shall mean any and all proprietary or confidential information, whether or not developed by Consultant, including, without limitation: (i) any and all software programs, derivative works, products and other results of the services performed by Consultant on a Company project (together the "Work Product"); (ii) any and all technical information of Company, including, without limitation, product data and specifications, know-how, formulae, the source code, and other software information, processes, inventions, research projects, and product development; (iii) any and all business information of or relating to Company that is not known to the general public, including, without limitation, accounting and financial information, sales and marketing information, research, investment analyses, investment strategies and techniques, investment transactions and holdings, clients, personnel, shareholders, and information concerning funds and clients advised by Company, "know-how" and information, data and material used or licensed by the Company, including, but not limited to computer software, programming, research, financial information and analyses, and the like and documentation relating thereto; (iv) any and all employee information of Company; and (v) confidential information disclosed to Company by third parties. Consultant acknowledges and agrees that the Confidential Information constitutes valuable trade secrets of Company. Company and Consultant agree that a separate confidentiality agreement has been executed between the parties and that to the extent there is a conflict between the provisions of this Agreement and the confidentiality agreement, the terms of the confidentiality agreement shall apply.

     Consultant shall not disclose any Confidential Information to any third party, nor shall Consultant use any Confidential Information for any purpose other than the performance of Consultant's services for the Company. All materials furnished to Consultant by the Company shall be considered Confidential Information, shall remain the property of the Company and shall be returned to the Company promptly upon the termination of this Agreement or at the Company's earlier request. Consultant shall not copy, reproduce or appropriate for its benefit or the benefit of any third party, any of the Confidential Information.

     Consultant's obligations under this section will continue for each item of Confidential Information until such time as Consultant can show that such item of Confidential Information (i) is or becomes publicly available other than as a result of any act or failure to act by Consultant; (ii) was known to Consultant, without an obligation to keep it confidential, prior to Consultant's receipt of such item of Confidential Information from Company; or (iii) has legally and properly been received by Consultant from a person other than Company, through no breach of any agreement with Consultant or Company and without an obligation to keep it confidential. Consultant acknowledges that the Company or any other owner of any Confidential Information may suffer irreparable harm if Consultant were to violate any of the foregoing undertakings and therefore agrees that, in addition to any other remedies such party may have, it shall be entitled (without the requirement of posting any bond) to seek from a court of competent jurisdiction an injunction restraining the violation of any such undertaking (or any participation therein).

     6. Ownership of Work Product. All items, programs, ideas and the like and
        -------------------------
all work product, including source code, table structures, forms, reports and programming tools created by or with the assistance of Consultant pursuant to this Agreement, whether prepared on or off Company premises, shall be and remain the property of the Company alone, and shall be deemed to be works made for hire. To the extent that any items may not, by operation of law, be works made for hire, Consultant hereby assigns to Company the ownership of all rights, titles and interests in such items, including but not limited to copyrights, and the Company shall have the right to obtain and hold in its own name copyright or other protection which may be available or become available in the items. Consultant agrees to give Company, its designees, or assignees all assistance reasonably required to perfect such rights, titles and interests. Consultant agrees to disclose promptly to Company all inventions, discoveries, formulas, processes, designs, trade secrets and other useful information and know-how made, discovered or developed by Consultant alone or in conjunction with any other person or entity during the term of this Agreement that are based on, derived from or make use of any Confidential Information or any other information disclosed to or acquired by Consultant during the term of the Agreement and all such information shall be deemed Confidential Information.

     7.  Termination. Either Company or Consultant may cancel this Agreement
         -----------
upon 30 days prior written notice to the other; however, no additional billable work will be performed by Consultant once it has been informed by Company that it wishes to terminate this Agreement. Company may terminate any particular Work Order at any time upon written notice. Upon receipt of any termination notice, consultant shall immediately discontinue services to the extent specified in the notice. In addition upon termination, all unbilled time will be immediately invoiced and presented for payment. At such time as Company has made such final payment, Company will have no further obligation or liability to Consultant, under this Agreement. Consultant agrees that Company may in its sole discretion, require Consultant to replace any of its personnel performing work for Company.

     8.  Insurance. Consultant covenants and agrees that it has, in full force
         ---------
and effect, Workers' Compensation, Public Liability and Property Damage insurance, and that Consultant further indemnifies Company against loss resulting from injury to Consultant during the course of performance of service work under this Agreement. Consultant further assumes full responsibility for any acts of damage or destruction, including personal injury, caused by the Consultant during the course of such work. Consultant is not responsible for and shall not indemnify Company for injury or damage caused by negligence of Company.

     9.  Notices. All notices under this Agreement shall be made in writing and
         -------
shall be deemed properly delivered when (i) delivered personally, or (ii) by the mailing of such notice to the parties entitled thereto, registered or certified mail, postage prepaid to the parties at the addresses set forth above, and in the case of Company, to the attention of Gary Cebula, Chief Financial Officer and Treasurer, with a copy to Christopher P. Ricci, General Counsel and Senior Vice President.

     10. Nonassignability. Consultant shall not subcontract or assign the
         ----------------
Agreement, or otherwise dispose of its right, title, or interest therein or any part thereof to any third party, without obtaining the prior written consent of the Company. Consent by the Company to any assignment or subcontract of any Work Order or the Agreement shall not be deemed to create a contractual relationship between the Company and the subcontracting party or assignee.

     11. Compliance with Law and Company Policies; Personal Securities
         -------------------------------------------------------------
Transactions. Consultant shall perform its duties hereunder in accordance with
------------
all applicable federal, state and local laws, rules, regulations and codes. Consultant shall comply with all Company standards, rules, procedures and policies relating to or affecting the conduct of Consultant's personnel.

     Without limiting the foregoing, Consultant will comply with Company's rules and policies with respect to security of and access to Company's premises and telephone and electronic mail facilities. Any software Consultant wishes to load onto Company's computers or computer system must be approved in writing by Company prior to Consultant loading such software. Company agrees to inform Consultant of and Consultant agrees to follow all Company standards and policies related to the Company computer systems (e.g., security, environmental, disaster recovery, virus detection and removal). Consultant shall use Company software, hardware and data solely for the purposes contemplated hereby.

     Without limiting the foregoing, Consultant will comply with Company's Code of Ethics which restricts personal securities transactions executed, directly or indirectly, by or on behalf of any person (including Consultant and Consultant's directors, officers, employees, agents, consultants and representatives) with access to Company's Confidential Information. In the event Consultant desires to engage in any personal securities transaction within the scope of Company's Code of Ethics during the term of this Agreement, it shall first contact Company's General Counsel in order to ensure that Consultant is in full compliance with Company's Code of Ethics.

     Consultant shall indemnify Company for any loss or damage that may be sustained by Company by reason of Consultant's failure to comply with this
Section 12.

     12. Subcontracting, Responsibility for Employees and Agents. The hiring or
         -------------------------------------------------------
use of outside services, subcontractors or consultants by Consultant in connection with this Agreement shall not be permitted without the prior written approval of Company. Consultant shall be fully responsible for all acts or omissions of its employees, officers, directors, agents, consultants and representatives, including without limitation their compliance with the terms of this Agreement.

     13. Consultant's Employees. Consultant represents, warrants and covenants
         ----------------------
that all personnel used by Consultant in performing its duties hereunder shall be employees of Consultant. In no event shall such personnel be deemed in any way to be employees of Company. Consultant acknowledges and agrees that this consulting arrangement shall not give or extend to Consultant any rights with respect to contributions by the Company to any deferred compensation plan, bonus plans, or fringe benefits (including, but in no way limited to holiday pay, medical or life insurance benefits, sick pay or paid vacation), and further agrees to hold the Company harmless from any employment, income or other taxes or any other damages which may be assessed in connection with payments to Consultant or which may be suffered by Company due to any breach of the foregoing warranties.

     14. Miscellaneous. This Agreement and the Confidentiality Agreement contain
         -------------
the entire agreement between the parties hereto and supersedes all prior and contemporaneous agreements, arrangements, negotiations and understandings between the parties hereto, relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of these agreements. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver. Consultant's obligations in Sections 5, 6 and 7 shall survive termination of this Agreement.

     No supplement, modification or amendment of any term, provision or condition of these agreements shall be binding or enforceable unless executed in writing by the parties hereto. The subject headings of the articles, paragraphs and subparagraphs of this Agreement are included solely for purposes of convenience and reference only, and shall not be deemed to explain, modify, limit, amplify or aid in the meaning, construction or interpretation of any of the provisions of this Agreement. Should any part, term or provision of this Agreement or any document required herein to be executed be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby. These agreements shall be governed by and construed and enforced in accordance with and subject to the internal laws of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the appropriate state or federal courts in Massachusetts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by duly authorized officers thereof as of the date first above written.

FOCUS Enhancements, Inc.            Consultant


By: /s/ Christopher P. Ricci          By: /s/ William B. Coldrick
   ---------------------------           ------------------------------

Print: Christopher P. Ricci           Print: William B. Coldrick
       -----------------------              ---------------------------

Title: Sr. Vice President             Title:
       -----------------------              ---------------------------